                                                                  Exhibit 10.178

Recording Requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC # A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention:   CMO Loan Admin.
Loan No. :   31-0900141A


                             LEASEHOLD DEED OF TRUST
                                       AND
                     ABSOLUTE ASSIGNMENT OF RENTS AND LEASES
                                       AND
                               SECURITY AGREEMENT
                              (AND FIXTURE FILING)

The parties to this LEASEHOLD DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust"), dated as of November____, 2002 are PLAZA SANTA FE 11 LLC, a New Mexico limited liability company ("Trustor"), with a mailing address at 415 North LaSalle Street, Suite 200, Chicago, Illinois 60610, LAWYERS TITLE INSURANCE CORPORATION ("Trustee"), with a mailing address at 4061 Ridge Rock Road SE, Rio Rancho, New Mexico 87124, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Beneficiary"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520.

               THIS DOCUMENT IS INTENDED TO BE A "LINE OF CREDIT MORTGAGE" AS PROVIDED IN NMSA 1978, Section 48-7-4(1991).

                                    RECITALS

A. PLAZA SANTA FE II LLC, a New Mexico limited liability company ("Borrower") proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Borrower the principal sum OF EIGHTEEN MILLION AND NO/100THS DOLLARS ($18,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Deed of Trust, payable to the order of Beneficiary in the principal amount of the Loan. The maturity date of the Loan is December 1, 2012.

B. The loan documents include this Deed of Trust, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                            ARTICLE 1. DEED OF TRUST

1.1 GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

        a. That certain Unsubordinated Ground Lease, dated October 31, 1995 ("Original Ground Lease"), by and between Roadrunner Trailer Lodge Partnership, a New Mexico general partnership ("Original Landlord"), predecessor in interest to Truzaf Limited Partnership, a New Mexico limited partnership, as landlord ("Landlord") and Mid-West Acquisitions, Inc., an Illinois corporation, as tenant ("Original Tenant"), as assigned pursuant to: (i) that certain Assignment and Assumption Agreement, dated effective as of October 31, 1995, between Original Tenant, as assignor, and Chamisa Development Corporation, Ltd., an Illinois corporation, as assignee ("Chamisa"), such assignment being consented to pursuant to that certain Consent to Assignment dated October 31, 1995, among Original Landlord, Original Tenant and Chamisa; (ii) that certain Assignment and Assumption Agreement, dated July 1, 1999, between Chamisa, as assignor, and Statewide Investments LLC, as assignee ("Statewide"), such assignment being consented to pursuant to that certain Consent to Assignment dated July 1, 1999, among Landlord, Chamisa and Statewide; and (iii) that certain Assignment and Assumption Agreement, dated October 5, 1999, between Statewide, as assignor, and Trustor, as assignee, such assignment being consented to pursuant to that certain Consent to Assignment dated October 5, 1999, among Landlord, Statewide and Trustor, and evidenced further by that certain Memorandum of Assignment of Lease dated October 5, 1999 and recorded on January 4, 2000 as Document No. 1723423 in the records of Santa Fe County, New Mexico (the foregoing instruments described in items (i) through
                (iii) above are collectively referred to herein as the "Assignments"), and as amended by: (i) that certain First Amendment to Unsubordinated Ground Lease, dated February 28, 1997, between Original Landlord and Chamisa ("First Amendment");
                (ii) that certain Second Amendment to Unsubordinated Ground Lease, dated June 30, 1998, between Original Landlord and Chamisa ("Second Amendment"); (iii) that certain Third Amendment to Unsubordinated Ground Lease, dated July 31, 2000, between Landlord and Trustor ("Third Amendment"); (iv) that certain Fourth Amendment to Unsubordinated Ground Lease dated February 28, 2001, between Landlord and Trustor ("Fourth Amendment"); and
                (v) those certain letter agreements, dated October 31, 1995, October 28, 1997, January 5, 1998, February 6, 1998, March 9, 1998, March 27, 1998 and April 29, 1998, respectively (collectively, "Letter Agreements") (the Original Ground Lease, as assigned pursuant to the Assignments and as amended pursuant to the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Letter Agreements and any other amendments, modifications, extensions and assignments heretofore, now, or hereafter entered into are hereinafter collectively referred to as the "Ground Lease"), with respect to property located on those certain lots, pieces, tracts and parcels of land located in the County of Santa Fe, State of New Mexico, and more particularly described on Exhibit A attached hereto ("Land");

        b. All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

        c. All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

        d. All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

        e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

        f.      All additions and accretions to the property described above;

        g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

        h.      All proceeds of any of the foregoing.

        All of the rights and property described above are hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

        Trustor agrees that the Property shall be subject to the terms of the New Mexico Deed of Trust Act, NMSA 1978, Sections 48-10-1 to 48-10-21
        (1987).

                         ARTICLE 2. OBLIGATIONS SECURED

2.1 OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

        a. Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

        b. Payment and performance of all covenants and obligations of Trustor under this Deed of Trust including, without limitation, indemnification obligations and advances made to protect the Property;

        c. Payment and performance of all additional covenants and obligations of Borrower and Trustor under the Loan Documents;

        d. Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibitor this Deed of Trust recites are secured hereby;

        e. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

        f. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees;

        g. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes; and

        h. Payment and performance of any other obligations which are defined as "Secured Obligations" in the Note.

        The maximum amount secured by this Deed of Trust at any one time shall not exceed three times the original principal amount of the Note.

2.2 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3 INCORPORATION. All terms and conditions of the documents, which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligation may vary from time to time.

               ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1 ASSIGNMENT. Trustor irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all present and future leases and subleases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, subleases, licenses and agreements are now existing or entered into after the date hereof, (collectively, "Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2 GRANT OF LICENSE. Beneficiary confers upon Trustor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. Trustor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Payments so collected by Beneficiary against any Secured Obligation or any other obligation of Borrower, Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Beneficiary shall re-confer the License upon Trustor until the occurrence of another Default.

3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of;
        (e) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (f) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4     COVENANTS-LONG TERM LEASES.

        a.      ALL LEASES. Trustor shall, at Trustor's sole cost and expense:

                (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

                (ii) use reasonable efforts to keep the Property leased at all times to tenants which Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, tree or discounted rents to the extent the market so requires);

                (iii) promptly upon Beneficiary's request, deliver to Beneficiary a copy of each requested Lease and all amendments thereto and waivers thereof; and

                (iv) promptly upon Beneficiary's request, execute and record any additional assignments of landlord's interest under any Lease to Beneficiary and specific subordinations of any Lease to this Deed of Trust, in form and substance satisfactory to Beneficiary.

                Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

                (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

                (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

                (vii) except upon Beneficiary's request, execute any assignment of landlord's interest in any Lease; or

                (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

                Any such attempted action in violation of the provisions of this Section shall be null and void.

                Trustor shall deposit with Beneficiary any sums received by Trustor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Trustor shall be held in trust by Trustor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Trustor with respect to any Lease which is less than $50,000 shall be payable to Trustor. All such sums received by Beneficiary with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12b) and shall be deposited by Beneficiary into a pledged account in accordance with Section 6.l2b. If no Default exists. Beneficiary shall release such Impounds to Trustor from time to time as necessary to pay or reimburse Trustor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however. Beneficiary shall have received and approved each of the following for each tenant for which such costs were incurred: (1) Trustor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Trustor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgment that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Beneficiary may require. Following the re-tenanting of all affected space (including without limitation, the completion of all tenant improvements). and provided no Default exists.

                Beneficiary shall release any remaining such Impounds relating to the affected space to Trustor. Trustor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

        b. MAJOR LEASES. Trustor shall, at Trustor's sole cost and expense, give Beneficiary prompt written notice of any material default by landlord or tenant under any Major Lease (as defined below). Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan, Documents, Trustor shall not:

                (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include tree or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; (cc) allows the tenant to assign or sublet the premises without the landlord's consent if any such assignment or sublease relieves the original tenant from any liability under the lease; or
                        (dd) is with a tenant that is not acceptable to Beneficiary (such determination to be made in Beneficiary's reasonable discretion based upon Beneficiary's then current underwriting guidelines, which shall include, among other things, the financial strength of the proposed tenant);

                (ii) reduce any rent or other sums due from the tenant under any Major Lease;

                (iii)   terminate or materially modify or amend any Major Lease;
                        or

                (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

                Any such attempted action in violation of the provisions of this Section shall be null and void.

                "Major Lease". as used herein, shall mean any Lease, which is, at any time: (l) a Lease of more than 15,000 square feet of the total rentable area of the Property; or (2) a Lease which generates a gross base monthly rent exceeding 7% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Beneficiary. Trustor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4a as well as by the provisions of this Section.

        c. FAILURE TO DENY REQUEST. Beneficiary's failure to deny any written request by Trustor for Beneficiary's consent under the provisions of Sections 3.4a or 3.4b within 10 Business Days after Beneficiary's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Beneficiary's consent to such request.

3.5 ESTOPPEL CERTIFICATES. Within 30 days after request by Beneficiary, Trustor shall deliver to Beneficiary and to any party designated by Beneficiary, estoppel certificates relating to the Leases executed by Trustor and by each of the tenants, in form and substance acceptable to Beneficiary, it being understood that some of the estoppel certificates will be provided in a form required pursuant to the terms of the respective Leases, but in any event, shall be in substance acceptable to Beneficiary, provided, however, if any tenant shall fail or refuse to so execute and deliver any such estoppel certificate upon request. Trustor shall use reasonable efforts to cause such tenant to execute and deliver such, estoppel certificate but such tenant's continued failure or refusal to do so, despite Trustor's reasonable efforts, shall not constitute a default by Trustor under this Section.

3.6 RIGHT OF SUBORDINATION. Beneficiary may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

3.7 SUBORDINATION. NONDISTURBANCE AND ATTORNMENT AGREEMENTS. Upon Trustor's written request, Beneficiary will enter into subordination, nondisturbance and attornment agreements, in form and substance reasonably acceptable to Beneficiary, with future tenants at the Property. Trustee shall pay Beneficiary's reasonable costs and expenses (including reasonable attorney's fees) in connection with the preparation and negotiation of such agreements.

                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1 SECURITY INTEREST. Trustor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest ("Collateral"):

                All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; and all rights of Trustor under the Ground Lease and as lessee under all personal property leases with respect to the Property; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

        As to all of the above-described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the New Mexico Uniform Commercial Code, as amended or recodified from time to time ("UCC").

4.2 COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least 30 days' prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary's rights hereunder.

4.3 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor:

        (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) inspect the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4 RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

        a. DISPOSITION OF COLLATERAL. Beneficiary may: (i) upon written notice, require Trustor to assemble any or all of the Collateral that is not available at the Property and make it available to Beneficiary at the Property; (ii) without prior notice, enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license, and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; or
                (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

        b. OTHER RIGHTS. Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of the Collateral.

        Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 days' prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitations, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5 POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary, as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary's name or in the name of Trustor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Trustor; PROVIDED, HOWEVER, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

        a. LEGAL STATUS. Trustor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Trustor and Borrower are organized. Trustor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

        b. PERMITS. Trustor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged in compliance with applicable law.

        c. AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Trustor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.

        d. VIOLATIONS. The execution, delivery and performance by Trustor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Trustor or Borrower is a party or by which Trustor or Borrower is bound.

        e. LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Trustor or Borrower other than those previously disclosed in writing by Trustor or Borrower to Beneficiary.

        f. FINANCIAL STATEMENTS. The financial statements of Trustor and Borrower, of each general partner (if Trustor or Borrower is a partnership), of each member (if Trustor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Trustor or Borrower to Beneficiary: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan, or other accounting standards approved by Beneficiary. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Trustor or Borrower to Beneficiary and approved in writing by Beneficiary.

        g. REPORTS. All reports, documents, instruments and information delivered to Beneficiary in connection with the Loan: (i) are correct and sufficiently complete to give Beneficiary accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

        h. INCOME TAXES. There are no pending assessments or adjustments of Trustor's or Borrower's income tax payable with respect to any year.

        i. SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

        j. TITLE. Trustor lawfully holds and possesses the entire unencumbered leasehold estate in the Land created by the Ground Lease, and has good and marketable title to all of the other Property, without limitation on the right to encumber same. A true, correct and complete copy of the Ground Lease has been delivered to Beneficiary by (or on behalf of) Trustor. This Deed of Trust is a first lien on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, previously disclosed to Beneficiary by Trustor in a writing specifically referring to this representation and warranty. The Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever. There are no defaults under the Ground Lease by either party thereto, and no event has occurred, which but for the passage of time, or notice, or both, would constitute a default under the Ground Lease. All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full. Neither Trustor nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Ground Lease. Except for the Ground Lease, there are no agreements between Trustor and Landlord in any way concerning the subject matter of the Ground Lease or the occupancy or use of the Property. The interest of Trustor under the Ground Lease has not been assigned. Subject to the matters set forth above, Trustor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust to Beneficiary against the claims of all persons whomsoever.

        k. MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust.

        l. ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Beneficiary, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

        m. LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. No material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. No rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

        n. COLLATERAL. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Beneficiary by Trustor in writing specifically referring to this representation and warranty. Trustor's chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of NEW MEXICO. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every respect. Trustor's legal name is exactly as shown on page one of this Deed of Trust.

        o. CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

        p. HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal transportation or presence of Hazardous Materials (as hereinafter defined) except as otherwise previously disclosed in writing by Trustor to Beneficiary.

        q. HAZARDOUS MATERIALS LAWS. The Property complies with ail Hazardous Materials Laws (as hereinafter defined).

        r. HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

        s. WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

        t. COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

        u. PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

        v. CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

        w. HOMESTEAD. There is no homestead or other exemption available to Trustor which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose this Deed of Trust.

        x. SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Trustor, and Trustor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Trustor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Trustor is able to pay its debts as they become due.

        y. SEPARATE TAX PARCEL(S). The Property is assessed for the real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

5.2     REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL III
        SPE). Trustor hereby represents, warrants and covenants to Beneficiary that with respect to both Trustor and PSF II Manager, Inc., a New Mexico corporation., the managing member of Trustor:

        a. each such entity was organized solely for the purpose of (i) owning the Property; (ii) acting as a general partner of a partnership which owns the Property; or (iii) acting as a managing member of a limited liability company which owns the Property;

        b. each such entity has not and will not engage in any business unrelated to (i) the ownership of the Property; (ii) acting as general partner of a partnership which owns the Property; or
                (iii) acting as managing member of a limited liability company which owns the Property;

        c. each such entity has not and will not have any assets other than the Property (and personal property incidental to the ownership and operation of the Property) or its partnership or membership interest in the partnership or limited liability company which owns the Property;

        d. each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or partnership agreement, as applicable;

        e. if any such entity is a partnership, all of its general partners are corporations that satisfy the requirements set forth in this
                Section 5.2;

        f. if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

        g. each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

        h. each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $450,000.00 in the aggregate with respect to Trustor or $10,000 in (the aggregate with respect to each such other entity, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Trustor, as applicable) and is paid within 30 days from the date incurred;

        i. each such entity has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

        j. each such entity will maintain its accounts, books and records separate from any other person or entity;

        k. each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

        l. each such entity (i) has not and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

        m. each such entity has conducted and will conduct its business in its own name;

        n. each such entity will maintain its accounting records and other entity documents separate from any other person or entity;

        o. each such entity will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

        p. each such entity will pay its own liabilities and expenses out of its own funds and assets;

        q. each such entity will hold regular meetings, as appropriate, to conduct its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping as applicable;

        r. each such entity has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

        s. each such entity has not and will not acquire obligations or securities of its partners, members or shareholders;

        t. each such entity will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity will use separate stationery, invoices and checks;

        u. each such entity has not and will not pledge its assets for the benefit of any other person or entity;

        v. each such entity has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

        w.      each such entity will not make loans to any person or entity;

        x. each such entity will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

        y. each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

        z. if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

        aa. each such entity will pay the salaries of its own employees, if any, and if employees are necessary for its business operations, will maintain a sufficient number of employees in light of its contemplated business operations;

        bb. each such entity will maintain adequate capital in light of its contemplated business operations;

        cc. if any such entity is a partnership with more than one general partner, its partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists; and

        dd. if any such entity is a limited liability company, its operating agreement, if any such entity is a partnership, its partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section
                5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein.

                   ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Trustor shall: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed; (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Beneficiary a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary or Trustee deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Trustor shall not: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit waste of the Property.

6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Deed of Trust, Trustor agrees as follows:

        a. PROHIBITED ACTIVITIES. Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials"). Nothing contained herein shall be deemed to prohibit the use of a portion of the Property for a retail gasoline station to be operated in compliance with all applicable laws.

                The foregoing to the contrary notwithstanding, (i) Trustor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and (ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business") Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants in similar lines of business on properties similar to the Property.

        b. HAZARDOUS MATERIALS LAWS. Trustor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
                Section 1251 ET SEQ.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 ET SEQ.; the Toxic Substances Control Act, as amended, 15 U.S.C.
                Section 2601 ET SEQ.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

        c. NOTICES. Trustor shall immediately notify Beneficiary in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws;
                (iii) any claims or actions ("Hazardous Materials Claims") pending or threatened against Trustor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

        d. REMEDIAL ACTION. In response to the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

        e. INSPECTION BY BENEFICIARY. Upon reasonable prior notice to Trustor, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

        f. LEGAL EFFECT OF SECTION. Trustor and Beneficiary agree that: (i) this Hazardous Materials Section is intended as Beneficiary's written request for information (and Trustor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure
                Section 726.5; and (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of California Code of Civil Procedure
                Section 736.

6.3 COMPLIANCE WITH LAWS. Trustor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.
        Section 12101 et seq.), as amended from time to time. Trustor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged.

6.4 LITIGATION. Trustor shall promptly notify Beneficiary in writing of any litigation pending or threatened against Trustor or Borrower claiming damages in excess of $50,000 and of all pending or threatened litigation against Trustor or Borrower if the aggregate damage claims against Trustor or Borrower exceed $100,000.

6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Trustor shall not: (a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Trustor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Trustor's assets except in the ordinary course of Trustor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

6.6 ACCOUNTING RECORDS. Trustor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan or other accounting standards approved by Beneficiary. Trustor shall permit and shall cause Borrower to permit any representative of Beneficiary, at any reasonable time and from time to time, to inspect, audit and examine such books and records and make copies of same.

6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor shall pay to Beneficiary the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Beneficiary's in-house or outside counsel, incurred by Beneficiary in connection with:
        (a) appraisals and inspections of the Property or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Beneficiary at Trustor's request or wholly or partially for the benefit of Trustor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Trustor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both, Trustor shall pay all indebtedness arising under this Section immediately upon demand by Beneficiary together with interest thereon commencing ten (10) days following notice of such indebtedness unless sooner paid at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.8 LIENS, ENCUMBRANCES AND CHARGES. Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of Section 6.15. Subject to Trustor's right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.9 TAXES AND OTHER LIABILITIES. Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property. Trustor hereby authorizes Beneficiary to obtain, at Trustor's expense, a tax service contract which shall provide tax information on the Property to Beneficiary for the term of the Loan and any extensions or renewals of the Loan.

6.10 INSURANCE COVERAGE. Trustor shall insure the Property against loss or damage by fire and such other hazards as Beneficiary shall from time to time require; provided, however, (a) Beneficiary may not require flood insurance unless all or a portion of the improvements located on the Land is or becomes located in federally designated "special flood hazard area" and (b) Beneficiary may not require earthquake insurance unless the seismic probable maximum loss (PML) for the Property, as determined by Beneficiary, is 20% or more, Trustor shall also carry public liability insurance and such other insurance as Beneficiary may require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Beneficiary and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Trustor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Trustor to Beneficiary under any of the Loan Documents remain outstanding at Trustor's expense, with companies, and in substance and form satisfactory to Beneficiary, Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance shall incur any liability for; (c) the existence, nonexistence, form or legal sufficiency of any insurance; (d) the solvency of any insurer; or (e) the payment of claims. Trustor may carry additional insurance so long as Beneficiary's insurance requirements and minimum coverages are maintained.

6.11    CONDEMNATION AND INSURANCE PROCEEDS.

        a. ASSIGNMENT OF CLAIMS. Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Beneficiary; (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property;
                (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property;
                (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, (i) Trustor shall have the right to adjust, compromise and settle any Claim or group of related Claims of S100,000 or less without the participation or consent of Beneficiary and (ii) Beneficiary shall have the right to participate in and consent to any adjustment, compromise or settlement of any Claim or group of related Claims exceeding $100,000. If a Default has occurred and is continuing at the time, Trustor hereby irrevocably empowers Beneficiary, in the name of Trustor, as Trustor's true and lawful attorney in fact, to commence, appear in, defend, prosecute, adjust, compromise and settle all Claims; provided, however, Beneficiary shall not be responsible for any failure to undertake any or all of such actions regardless of the cause of the failure. All awards, proceeds and other sums described herein shall, in all cases, be payable to Beneficiary.

        b. APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, the following provisions shall apply:

                (i) CONDEMNATION. If the Proceeds are the result of Claims described in clauses 6.11.a (i) or (ii) above, or interest accrued thereon, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the portion of the Property, if any, not condemned or proposed for condemnation and not otherwise the subject of a claim or award; and Third, to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments.

                (ii) INSURANCE. If the Proceeds are the result of Claims described in clause 6.11.a (iii) above or interest accrued thereon, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, (aa) if the repair or restoration of the Property has been completed and all costs incurred in connection with the repair or restoration have been paid in full, to Trustor or (bb) in all other circumstances, to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments.

                (iii) RESTORATION. Notwithstanding the foregoing Sections 6.1l.b (i) and (ii), Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of all or any portion of the Property unless and until all the following conditions have been satisfied: (aa) delivery to Beneficiary of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (bb) establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (cc) delivery to Beneficiary in form and content acceptable to Beneficiary of all of the following: (1) plans and specifications for the work; (2) a contract for the work, signed by a contractor acceptable to Beneficiary; (3) a cost breakdown for the work; (4) if required by Beneficiary, a payment and performance bond for the work; (5) evidence of the continuation of all Leases (or replacement leases approved by Beficiary) unless consented to in writing by Beneficiary; (6) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; (7) evidence that the work can reasonably be completed on or before that date which is 6 months prior to the Maturity Date; and (8) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary's security. Trustor acknowledges that the specific conditions described above are reasonable.

        c. APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Beneficiary's receipt of the Proceeds or if a Default occurs and remains incured thereafter, Beneficiary may, at Beneficiary's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Beneficiary's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, and may release all or any part of the Proceeds to Trustor upon any conditions Beneficiary chooses.

6.12    IMPOUNDS.

        a. POST-DEFAULT IMPOUNDS. If required by Beneficiary at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Trustor shall deposit with Beneficiary such amounts ("Post-Default Impounds") on such dates (determined by Beneficiary as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Beneficiary. Beneficiary in its sole discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Beneficiary not exceeding 1 year and shall determine the fractional portion thereof that Trustor shall deposit with Beneficiary on each date specified by Beneficiary during such period. If the Post-Default Impounds paid by Trustor are not sufficient to pay the related Costs, Trustor shall deposit with Beneficiary upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Trustor in addition to (but without duplication of) any other Impounds (as defined below).

        b. ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Beneficiary or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Beneficiary shall not be a trustee, special depository or other fiduciary for Trustor with respect to such account, and the existence of such account shall not limit Beneficiary's rights under this Deed of Trust, any other agreement or any provision of law. If no Default exists, Beneficiary shall apply all Impounds to the payment of the related Costs, or in Beneficiary's sole discretion may release any or all Impounds to Trustor for application to and payment of such Costs. If a Default exists, Beneficiary may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Trustor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Trustor hereunder shall not be diminished by deposits of Impounds made by Trustor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Deed of Trust Beneficiary may assign all Impounds in its possession to Beneficiary's assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Beneficiary may elect, Beneficiary shall pay to Trustor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means (i) all taxes and other liabilities payable by Trustor under Section 6.9, (ii) all insurance premiums payable by Trustor under Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the

                Property. Trustor shall deliver to Beneficiary, promptly upon receipt, all bills for Costs for which Beneficiary has required Post-Default Impounds.

6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor's or Beneficiary's rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14 RIGHT OF INSPECTION. Beneficiary and its independent contractors, agents and employees may, subject to the rights of tenants under their respective Leases, enter the Property from time to time at any reasonable time for the purpose of inspecting the Property and ascertaining Trustor's compliance with the terms of this Deed of Trust. Beneficiary shall use reasonable efforts to assure that Beneficiary's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor's tenants on the Property.

6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN TRUSTOR. Except as otherwise expressly permitted in the Note, Trustor shall not: (a) cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business); or (b) cause or permit a Transfer of any direct or indirect interest in any partnership, limited liability company, corporation, trust, or other entity comprising all or any portion of or holding any direct or indirect interest in Trustor or Borrower (other than the sale or exchange of a limited partnership interest or a non-managing membership interest). If any Transfer occurs and such Transfer is not expressly permitted in the Note or this Deed of Trust, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under Section 7.3 herein. Trustor agrees to pay the prepayment charge as set forth in the Note if the Secured Obligations are accelerated pursuant to the terms of this Section.

6.16 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property;
        (c) join in granting any easement on the Property; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in this Section 6.16 shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

6.17 COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys' fees. Trustor shall pay all indebtedness arising under this
        Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.18 EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust;
        (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property after a Default (hereafter defined) or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Deed of Trust, Trustor agrees to defend, indemnify and hold harmless Trustee and the Beneficiary Group from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Beneficiary Group; (b) this Deed of Trust;
        (c) the execution of this trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor's obligations under this Deed of Trust or the other Loan Documents; (e) any alleged obligation or undertaking on the Beneficiary Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Trustor under Sections 5.l.p, 5.l.q, 5.1.r, or 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Beneficiary Group or Trustee, or any violation of law or the Loan Documents by any member of the Beneficiary Group or Trustee, or any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group or Trustee arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Deed of Trust on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Trustee or the Beneficiary Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by Trustee or the Beneficiary Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Beneficiary Group", as used herein, shall mean (1) Beneficiary (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Beneficiary, (3) the directors, officers, employees and agents of Beneficiary and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Trustor shall pay immediately upon Trustee's or Beneficiary's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal counsel reasonably acceptable to Trustee and the Beneficiary Group in any action or proceeding arising under this indemnity.

        To the extent, if at all, that Section 56-7-1 New Mexico Statutes Annotated 1978 applies to any agreement to indemnify contained herein, such agreement to indemnify shall not extend to liability, claims, damages, losses or expenses, including attorney's fees, arising out of:

        a. The preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee; or

        b. The giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

        THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION AND RECONVEYANCE OF THIS DEED OF TRUST, BUT TRUSTOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

6.20 SUBSTITUTION OF TRUSTEE. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the County Clerk of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new trustee.

6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation;
        (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

6.22 SALE OR PARTICIPATION OF LOAN. Beneficiary may at any time sell, assign, participate or securitize all or any portion of Beneficiary's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, or into the public securities market, in Beneficiary's sole discretion. Trustor further agrees that Beneficiary may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) (and to any investment banking firms, rating agencies, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and the Loan Documents or the applicable sale, assignment, participation or securitization) all documents and financial and other information heretofore or hereafter provided to or known to Beneficiary with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including,-without limitation, Trustor, any partner or member of Trustor, any constituent partner or member of Trustor, any guarantor and any nonborrower trustor). In the event of any such sale, assignment, participation or securitization, Beneficiary and the other parties to the same shall share in the rights and obligations of Beneficiary set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Trustor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Trustor to each purchaser, assignee or participant, and Trustor shall, within 15 days after request by Beneficiary; (c) deliver to Beneficiary such information and documents relating to Trustor, the Property and its operation and any party connected with the Loan as Beneficiary or any rating agency may request; (d) deliver to Beneficiary an estoppel certificate for the benefit of Beneficiary and any other party designated by

        Beneficiary verifying the status and terms of the Loan, in form and content satisfactory to Beneficiary; (e) enter into such amendments to the Loan Documents as may be requested in order to facilitate any such -sale, assignment, participation or securitization without impairing Trustor's rights or increasing Trustor's obligations; (f) if, as a condition to the closing of the Loan, Trustor was required to be a special-purpose bankruptcy-remote entity, enter into such amendments to the organizational documents of Trustor as any rating agency may request to preserve or enhance Trustor's special-purpose bankruptcy-remote status; and (g) if, as a condition to the closing of the Loan, Trustor was required to provide Beneficiary with any nonconsolidation opinions, provide Beneficiary with such amendments and restatements of such opinions as any rating agency may request. The indemnity obligations of Trustor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

6.23 RECONVEYANCE. Upon Beneficiary's written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto". Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto and as a release of any filings made in connection with the Loan; provided, however, that if required by applicable law, Trustee and/or Beneficiary (as the case may be) shall release any such filing by appropriate instrument.

6.24 YEAR 2000 COMPLIANCE. Trustor shall timely ensure that all software, hardware, equipment, goods and systems used in the operation of Trustor or the Property will properly perform date-sensitive functions before, during and after the year 2000.

6.25    GROUND LEASE. With respect to the Ground Lease, Trustor agrees:

        a. To perform all obligations of the tenant under the Ground Lease and any statute, ordinance, rule or regulation relating thereto, and not to cause or permit any breach thereof. If Trustor shall default under the Ground Lease, or if Beneficiary shall receive notice of any default under the Ground Lease, Beneficiary may, at its option but without any obligation to do so, take any action necessary or desirable to cure any such default, Beneficiary being authorized to enter upon the Land for such purposes with or without notice and without becoming a mortgagee in possession. Trustor shall, immediately on demand, pay to Beneficiary all costs of Beneficiary incurred in curing any such default, together with interest on such costs from the date of expenditure until said sums have been paid, at the rate of interest applicable to the principal balance of the Note as specified therein.

        b. To give prompt notice to Beneficiary of any default by any party under the Ground Lease (which shall include, but not be limited to, copies of any default notices sent to Landlord or received by Trustor), to give prompt notice to Beneficiary of any litigation or arbitration with respect to the Ground Lease, and to furnish to Beneficiary all information that it may reasonably request concerning the performance by Trustor of Trustor's obligations under the Ground Lease.

        c. That the provisions hereof shall be deemed to be obligations of Trustor in addition to Trustor's obligations as tenant with respect to similar matters contained in the Ground Lease; provided, however, the inclusion herein of any obligations relating to similar matters as to which Trustor is obligated under the Ground Lease shall not restrict or limit Trustor's obligations to perform promptly all of its obligations as tenant under the Ground Lease, and nothing in this Deed of Trust shall be construed as requiring Trustor or Beneficiary to take or omit to take any action which would cause a default under the Ground Lease.

        d. That so long as this Deed of Trust is in effect, there shall be no merger of the Ground Lease, nor of the leasehold estate or other estate created thereby, with the fee estate in the Land by reason of the fact that the Ground Lease, or the leasehold estate or other estate created thereby, may be held directly or indirectly by or for the account of any person or entity who or which also holds the fee estate in the Land. If Trustor acquires the fee title or any other estate, title or interest in the Land, this Deed of Trust shall attach to and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and remain subject to the lien of and covered by this Deed of Trust. Trustor shall notify Beneficiary of any such acquisition by Trustor and, on written request by Beneficiary, shall cause to be executed and recorded all such documents and instruments as may in the reasonable opinion of Beneficiary be required to carry out the intent and meaning hereof.

        e. That, so long as this Deed of Trust is in effect, no termination or surrender by Trustor as tenant under the Ground Lease to Landlord thereunder, shall be valid or effective. The terms of the Ground Lease may not be modified or terminated or subordinated to any mortgage, deed of trust, lease or other interest, either orally or in writing, other than as a result of the action or inaction of Beneficiary, without the prior written consent of Beneficiary. If requested in writing, Beneficiary agrees to cooperate with Trustor. at Trustor's sole cost and expense, to preserve Beneficiary's interest in the Ground Lease and avoid a default under the Ground Lease.

        f. That if the Ground Lease is for any reason whatsoever terminated prior to the expiration of its term and Trustor is unwilling or unable to reinstate the Ground Lease or enter into a new ground lease, then if pursuant to any provision of the Ground Lease or otherwise, Beneficiary or its designee shall acquire from Landlord a new lease or other agreement for the use of the Land, Trustor shall have no right, title or interest in or to such new lease or other agreement or the estate created thereby. If Beneficiary acquires any such new lease or other agreement, the termination of the Ground Lease shall be deemed to have been consented to by Beneficiary.

        g. That, so long as this Deed of Trust is in effect. Trustor shall timely exercise all renewal and extension options under the Ground Lease and comply with all conditions precedent to the exercise thereof.

        h. That from time to time upon the written request of Beneficiary, Trustor shall deliver to Beneficiary estoppel certificates from Landlord in form and substance acceptable to Beneficiary to the extent Landlord is obligated to deliver such certificates pursuant to the terms of the Ground Lease.

6.26    LANDLORD'S BANKRUPTCY.

        a. Trustor acknowledges that pursuant to Section 365 of the Bankruptcy Reform Act of 1978 (as the same may be amended from time to time, "Bankruptcy Act") it is possible that a trustee in bankruptcy of Landlord or Landlord as a debtor-in-possession could reject the Ground Lease, in which case Trustor, as tenant, would have the election described in Section 365(h) of the Bankruptcy Act (which election, as the same may be amended from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is herein called the "Election") to treat the Ground Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Ground Lease and any renewal or extension thereof that is enforceable by the tenant under applicable nonbankruptcy law. Trustor shall not permit the termination of the Ground Lease by exercise of the Election or otherwise without the prior written consent of Beneficiary, which consent may be withheld, conditioned or delayed for any reason in Beneficiary's sole and absolute discretion. Trustor acknowledges that since the

                Ground Lease is a primary part of the security for the Secured Obligations, it is not anticipated that Beneficiary would consent to termination of the Ground Lease.

        b. In order to secure the covenant made in this Section 6.26 and as security for the other Secured Obligations, Trustor assigns the Election and all rights related thereto to Beneficiary. Trustor acknowledges and agrees that the foregoing assignment of the Election and related rights is one of the rights which Beneficiary may use at any time in order to protect and preserve the other rights and interests of Beneficiary under this Deed of Trust, since exercise of the Election in favor of terminating the Ground Lease would constitute waste hereunder. Trustor agrees that exercise of the Election in favor of preserving the right to possession under the Ground Lease shall not be deemed to constitute a taking or sale of the Property by Beneficiary and shall not entitle Trustor to any credit against the Secured Obligations. Beneficiary agrees to exercise the Election in favor of preserving the right to possession under the Ground Lease.

        c. Trustor acknowledges and agrees that in the event the Election is exercised in favor of Trustor remaining in possession, Trustor's resulting rights under the Ground Lease, as adjusted by the effect of Section 365 of the Bankruptcy Act, shall then be part of the Property and shall be subject to the lien created by this Deed of Trust.

6.27    TRUSTOR'S (TENANT'S BANKRUPTCY).

        a. If there shall be filed by or against Trustor a petition under the Bankruptcy Act, and Trustor, as the tenant under the Ground Lease, shall determine to reject the Ground Lease pursuant to
                Section 365(a) of the Bankruptcy Act, then Trustor shall give Beneficiary not less than ten (10) days' prior notice of the date on which Trustor shall apply to the bankruptcy court for authority to reject the Ground Lease. Beneficiary shall have the right, but not the obligation, to serve upon Trustor within such 10-day period a notice stating that (i) Beneficiary demands that Trustor assume and assign the Ground Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Act and (ii) Beneficiary agrees to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease. If Beneficiary serves upon Trustor the notice described in the preceding sentence, Trustor shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Beneficiary of the agreement provided for in clause (ii) of the preceding sentence.

        b. Effective upon the entry of an order for relief in respect of Trustor under the Bankruptcy Act, Trustor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the bankruptcy court under Section 265(d)(4) of the Bankruptcy Act for an order extending the period during which the Ground Lease may be rejected or assumed.

                               ARTICLE 7. DEFAULT

7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

        a. OPTIONAL DEFAULT. An "Optional Default" shall occur, at Beneficiary's option, upon the occurrence of any of the following events:

                (i) MONETARY. Borrower or Trustor shall fail to (aa) pay when due any sums which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the

                        Note, this Deed of Trust or any of the other Loan Documents, including without limitation, any monthly payment due under the Note.

                (ii) FAILURE TO PERFORM. Borrower or Trustor shall fail to observe, perform or discharge any of Borrower's or Trustor's obligations, covenants, conditions or agreements, other than Borrower's or Trustor's payment obligations, under the Note, this Deed of Trust or any of the other Loan Documents, and (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Trustor, as the case may be, by Beneficiary or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Trustor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

                (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Trustor, or a guarantor, if any, to Beneficiary or in connection with any of the Loan Documents, or as an inducement to Beneficiary to make the Loan, shall be willfully false, incorrect, incomplete or misleading in any material respect when made or furnished.

                (iv) ATTACHMENT. The sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Trustor under any of the Loan Documents, or any material portion of the other assets of Borrower or Trustor, which sequestration, attachment, levy or execution is not released or dismissed within 90 days after its occurrence; or the sale of any assets affected by any of the foregoing.

                (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Beneficiary) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Trustor promptly notifies Beneficiary of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Trustor delivers to Beneficiary immediately available funds in an amount sufficient, in Beneficiary's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of such funds and no Default occurs thereafter, Beneficiary shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of
                        Section 6.11(b) of this Deed of Trust have been satisfied. Trustor acknowledges that the specific conditions described above are reasonable.

                (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower or any guarantor from the condition shown on the financial statement(s) submitted to Beneficiary and relied upon by Beneficiary in making the Loan, and which change Beneficiary reasonably determines will have a material adverse effect on (aa) the business, operations or condition of the Property; or (bb) the ability of Borrower or Trustor to pay or perform Borrower's or Trustor's obligations in accordance with the terms of the Note, this Deed of Trust, and the other Loan Documents.

                (vii) KEY PERSON OR ENTITY. The retirement, death, incapacity or material reduction in current management authority or duties, if any, of Peter T. Dellaportas and Thomas P. Dellaportas and Trustor's failure to provide a substitute or replacement acceptable to Beneficiary within 30 days after the occurrence of any such event.

                (viii) GROUND LEASE. If at any time (aa) the Ground Lease is modified, surrendered or terminated, other than as a result of the action or inaction of Beneficiary, without Beneficiary's prior written consent; or (bb) a default shall occur under the Ground Lease that is not cured upon the earlier to occur of fifteen (15) days after the occurrence of the default or one-half of the time provided for cure for such default in the Ground Lease taking into consideration extensions to the cure period obtained from the Landlord.

        b. AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

                (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidation of Borrower or any of its property; or (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

                (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Beneficiary regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 60 days after the date of filing of the petition.

                (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in Sections (i) or (ii) as to Trustor, any general partner or managing member of Borrower or Trustor, or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents; provided, however, in the case of an event specified in Section (i) or (ii) as to any guarantor, Beneficiary may cure such Default by replacing such guarantor within thirty (30) days after the occurrence of such event with a substitute guarantor whose creditworthiness and real estate experience and skills are comparable to those of the original guarantor (measured as of the date of this Deed of Trust) and who is otherwise acceptable to Beneficiary, provided that such substitute guarantor executes and delivers a Limited Guaranty in form and substance similar to the existing Limited Guaranty executed by the applicable guarantor within such thirty (30) day time period.

7.2 ACCELERATION. Upon the occurrence of an Optional Default, Beneficiary may, at its option, declare all sums owing to Beneficiary under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Beneficiary under the Note and the other Loan Documents shall automatically become immediately due and payable.

7.3     RIGHTS AND REMEDIES. In addition to the rights and remedies in Section
        7.2 above, at any time after a Default, Beneficiary shall have all of the following rights and remedies:

        a. ENTRY ON PROPERTY. With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deem necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee's or Beneficiary's sole judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Beneficiary's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

        b. APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Beneficiary's right to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Trustor, Borrower or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents;

        c. JUDICIAL FORECLOSURE; INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations and agrees that in the event of sale of the Property by judicial foreclosure, the redemption period after sale shall be one month in lieu of nine months;

        d. NONJUDICIAL FORECLOSURE. To execute a written notice of such Default and of the election to cause the Property to be sold to satisfy the Secured Obligations, Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. The only right of redemption from the Trustee's sale proceeding is that an omitted junior encumbrance without actual notice or knowledge of the Trustee's sale may redeem the trust real estate by petitioning the district court in the county where the Trustee's sale was held and obtaining a judgement authorizing redemption and setting the terms thereof in compliance with NMSA 1978, Section 39-5-18 (1987), provided that such redemption is then completed within 1 month after entry of judgement authorizing such redemption. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

                Upon sale of the Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; AND (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (viii) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (xi) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Property;

        e. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary or either of them determine in their sole discretion;

        f. RIGHTS TO COLLATERAL. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

        g. OTHER RIGHTS. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

        In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority: FIRST, to the costs, fees and expenses of sale; SECOND, to the payment of the Secured Obligations which are secured by this Deed of Trust, in such order as Beneficiary shall determine in its sole discretion; THIRD, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and FOURTH, to the Trustor or the Trustor's successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of the Trustee's sale.

7.5 WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.6 NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and upon demand all costs and expenses incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee's fees, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder (to the extent Trustor has not performed the same) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, PROVIDED, HOWEVER, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

7.9 REMEDIES CUMULATIVE. All rights and remedies of Beneficiary and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Beneficiary may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary's or Trustee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3 CONSENTS AND APPROVALS. Wherever Beneficiary's consent, approval, acceptance or satisfaction is required under any provision of this Deed of Trust or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Beneficiary unless such provision expressly so provides.

8.4 PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; PROVIDED that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor's right to contest pursuant to the terms of this provision shall in no way relieve Trustor or Borrower of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.5 FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7 TRUSTOR AND BENEFICIARY DEFINED. The term "Trustor" includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term "Beneficiary" includes the original Beneficiary and any future owner or holder, including assignees, pledges and participants, of the Note or any interest therein.

8.8     DISCLAIMERS.

        a. RELATIONSHIP. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status; (ii) Beneficiary's activities in connection with this Deed of Trust and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code
                Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

        b. NO LIABILITY. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor or any of Trustor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or
                (v) any nuisance made or suffered on any part of the Property.

8.9 SEVERABILITY. If any term of this Deed of Trust or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law.

8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the deed of trust and the security agreement.

8.11 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.12 OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a "Trustor" agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Land, the Ground Lease, the Property or the Collateral shall include all or any part of, or interest in, the Land, the

        Ground Lease, the Property or the Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17 GOVERNING LAW. This Deed of Trust was accepted by Beneficiary in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Deed of Trust, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary's STATUTORY POWER OF SALE and all other remedies granted hereunder and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Deed of Trust, the Note and other Loan Documents.

8.18 CONSENT TO JURISDICTION. Trustor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Trustor against Beneficiary, arising out of or relating to this Deed of Trust, the Note or the Loan; (b) any state or federal court sitting in the state where the Property is located or the state in which Trustor's principal place of business is located over any suit, action or proceeding, brought by Beneficiary against Trustor, arising out of or relating to this Deed of Trust, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Beneficiary to exercise its STATUTORY POWER OF SALE under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19 EXHIBITS. EXHIBIT A is incorporated into this Deed of Trust by this reference.

8.20 ADDRESSES: REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust or the other Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses of the parties are set forth on page 1 of this Deed of Trust and the facsimile numbers for the parties are as follows:

         BENEFICIARY:                       TRUSTEE:

         WELLS FARGO BANK, N.A.             LAWYERS TITLE INSURANCE CORPORATION
         FAX No.: (925) 691-5947            FAX No.: (505) 892-0800

         TRUSTOR:

         PLAZA SANTA FE II LLC

         FAX No.: (312) 527-4664

        Trustor's principal place of business is at the address set forth on page 1 of this Deed of Trust.

        Any Trustor whose address is set forth on page 1 of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

8.21 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22 WAIVER OF JURY TRIAL. BENEFICIARY AND TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BENEFICIARY OR TRUSTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ENTER INTO THIS DEED OF TRUST.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

                 "TRUSTOR"

PLAZA SANTA FE II LLC, a New Mexico
limited liability company

By: PSF II Manager, Inc., a New Mexico
    corporation, its managing member


By: /s/ Peter Dellaportas
   ---------------------------------
   Name: Peter Dellaportas
        ----------------------------
   Title: President
         ---------------------------


(ALL SIGNATURES MUST BE ACKNOWLEDGED) - See attached

STATE OF ILLINOIS                           )
                                            ) ss.
COUNTY OF COOK                              )

On this 18 day of November, 2002, before me, a Notary Public in and for the State and County aforesaid, personally appeared Peter Dellaportas, who is to me known to be the person and who, being duly sworn, acknowledged to me that he is the President of PSF II Manager, Inc., a New Mexico corporation, and that he is authorized to and has signed the foregoing document on behalf of said corporation.

        Subscribed and sworn to before me on the day, month and year first above set forth above.


              /s/ Ericka L. Labedz
        --------------------------------
                                              Notary Public


My Commission Expires:
   03/01/06
---------------------


                                       OFFICIAL SEAL
                                      ERICKA L LABEDZ
                              NOTARY PUBLIC, STATE OF ILLINOIS
                              MY COMMISSION EXPIRES: 03/01/06

                                                            Loan No. 31-0900141A

                                    EXHIBIT A
                               DESCRIPTION OF LAND

Exhibit A to LEASEHOLD DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust") between PLAZA SANTA FE II, LLC, a New Mexico limited liability company, as "Trustor", LAWYERS TITLE INSURANCE CORPORATION, as "Trustee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Beneficiary".

DESCRIPTION OF LAND. The Land referred to in this Deed of Trust is situated in the county of Santa Fe, state of New Mexico and is described as follows:

        Tracts A-l and A-2, all as shown on plat of survey entitled "Dedication Plat & Land Split Tracts A-1 and A-2, Plaza Santa Fe Phase 2, Santa Fe New Mexico, March 2000" recorded July 20, 2000 in Plat Book 449, page 27 as Document No. 1123,597, records of Santa Fe County, New Mexico.


                                    EXHIBIT A
                                        1